Exhibit (5)

FOLEY & LARDNER
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
December 8, 2003	CLIENT/MATTER NUMBER 052152-0263

Midwest Express Holdings, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154-1402

Ladies and Gentlemen:

        We have acted as counsel for Midwest Express Holdings, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale from time to time by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of warrants (the “Warrants”) to purchase an aggregate of 1,571,467 shares of the Company’s common stock, $.01 par value (the “Common Stock”), and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) in the manner set forth in the Prospectus. The Prospectus also covers the issuance of the Warrant Shares by the Company upon exercise of the Warrants, provided that at the time of the issuance the holders of the Warrants are not the initial holders of the Warrants or holders who acquired the Warrants from the initial holders in a private transaction or series of private transactions. Each share of Common Stock will be accompanied by a Preferred Share Purchase Right (collectively, the “Rights”). The terms of the Rights are as set forth in that certain Rights Agreement, dated as of February 14, 1996, as amended, by and between the Company and American Stock Transfer & Trust Company, as successor to U.S. Bank, N.A. and Firstar Trust Company (the “Rights Agreement”).

        In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Restated Articles of Incorporation and By-laws, as amended to date; (iii) the form of the Warrants and the Rights Agreement; (iv) certified resolutions of the Company’s Board of Directors authorizing the issuance of the Warrants and the Warrant Shares upon exercise of the Warrants, together with certain related matters; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

BRUSSELS CHICAGO DENVER	DETROIT JACKSONVILLE LOS ANGELES MADISON	MILWAUKEE ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO TALLAHASSEE	TAMPA WASHINGTON, D.C. WEST PALM BEACH

Midwest Express Holdings, Inc.
December 8, 2003

        Based upon the foregoing, we are of the opinion that:

    1.        The Warrants covered by the Registration Statement that are to be offered and sold from time to time by the Selling Securityholders have been validly issued.

    2.        The Warrant Shares covered by the Registration Statement that are to be issued upon exercise of the Warrants and may be offered and sold from time to time by the Selling Securityholders have been duly authorized, and when issued upon such exercise in accordance with the terms of the Warrants, will be validly issued and fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

    3.        The Rights that will be attached to the Warrant Shares covered by the Registration Statement when issued pursuant to the terms of the Rights Agreement will be validly issued.

        We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner FOLEY & LARDNER